Exhibit 20

      Marine Products Corporation Announces First Quarter Cash Dividend

   ATLANTA, April 23 /PRNewswire-FirstCall/ -- The Marine Products Corporation (Amex: MPX) Board of Directors declared a regular quarterly cash dividend of $0.04 per share payable June 10, 2003 to common shareholders of record at the close of business May 9, 2003.
   Marine Products is a leading manufacturer of fiberglass boats, including Chaparral pleasure boats and Robalo offshore fishing boats. Marine Products Corporation's investor Web site can be found on the Internet at www.marineproductscorp.com .

   For information contact:
   BEN M. PALMER                            JIM LANDERS
   Chief Financial Officer                  Corporate Finance
   404.321.7910                             404.321.2162
   irdept@marineproductscorp.com

SOURCE Marine Products Corporation